Exhibit 15.1

July 6, 2009

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 10, 2008, except as it relates to the effects of discontinued operations discussed in Note 2 as to which the date is July 6, 2009 on our review of interim financial information of Regis Corporation (the “Company”) for the three-month periods ended September 30, 2008 and 2007 and included in the Company’s Current Report on Form 8-K dated July 6, 2009, and our reports dated February 9, 2009, and May 11, 2009 on our reviews of interim financial information of the Company for the three- and six-month periods ended December 31, 2008 and 2007 and the three- and nine-month periods ended March 31, 2009 and 2008, respectively, and included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2008 and March 31, 2009, are incorporated by reference in its Registration Statement on Form S-3 dated July 6, 2009.

Yours very truly,

/s/ PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota